SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2012

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Inergy, L.P. owns, directly or indirectly, an approximate 75.0% limited partner interest and all of the incentive distribution rights in Inergy Midstream, L.P. ( “Inergy Midstream”). Additionally, Inergy, L.P. indirectly owns the general partner of Inergy Midstream, which entitles the general partner to management but no economic rights in Inergy Midstream.

Rangeland Purchase Agreement

On November 3, 2012, Inergy Midstream, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Rangeland Equity Holdings, LLC (the “Seller”) whereby Inergy Midstream will acquire all of the issued and outstanding membership interest of Rangeland Energy, LLC (“Rangeland”) for a total purchase price of $425 million, subject to certain performance milestones and customary working capital adjustments (the “Rangeland Acquisition”). Rangeland is the owner and operator of a newly constructed crude oil rail and pipeline terminal in Williams County, North Dakota. The Rangeland Acquisition is subject to antitrust clearance and customary closing conditions. There can be no assurance that all of the conditions to closing in the Securities Purchase Agreement will be met.

The closing of the Rangeland Acquisition is expected to occur in December of 2012. The obligation of Inergy Midstream to consummate the Rangeland Acquisition is not conditioned on the receipt of financing.

The Securities Purchase Agreement contains certain customary termination rights for both Inergy Midstream and the Seller, including, among others, the right of either party to terminate the Securities Purchase Agreement if, subject to certain exceptions, the Rangeland Acquisition is not consummated by February 3, 2013. In the event of a termination of the Securities Purchase Agreement, neither Inergy Midstream nor the Seller will be required to pay a termination fee. However, in the event either party terminates the Securities Purchase Agreement because the transaction has not been consummated by February 3, 2013 due to a breach of the Securities Purchase Agreement by the other party or because of a material and uncured breach by the other party of any of its representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach, except for special, consequential, incidental or other indirect damages or any punitive or exemplary damages (other than any such damages asserted by a third party against the indemnified party).

On November 5, 2012, Inergy, L.P. and Inergy Midstream issued a press release announcing the entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The description of the Securities Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Unit Purchase Agreement

On November 3, 2012, Inergy Midstream entered into a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Purchasers have agreed to purchase 10,714,283 newly issued Common Units at $21.00 per unit for a total purchase price of approximately $225 million (the “Private Placement”). If the closing of the Private Placement occurs after the record date for Inergy Midstream’s fourth quarter 2012 distribution in respect of its Common Units, the purchase price per unit will be reduced by such distribution and the number of Common Units purchased correspondingly increased. Inergy Midstream will use the proceeds from the Private Placement to fund a portion of the cash purchase price for the Rangeland Acquisition. The issuance of the Common Units pursuant to the Common Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The Common Unit Purchase Agreement contains customary representations and warranties by Inergy Midstream and the Purchasers and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants. Closing of the transaction is subject to customary closing conditions, as well as the closing of the Rangeland Acquisition and the execution and delivery of certain other documents.

Pursuant to the Common Unit Purchase Agreement, Inergy Midstream has agreed to enter into a Registration Rights Agreement with the Purchasers in connection with the closing of the Private Placement, pursuant to which Inergy Midstream will file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

On November 5, 2012, Inergy, L.P. and Inergy Midstream issued a press release announcing the entry into the Common Unit Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The description of the Common Unit Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Common Unit Purchase Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Bridge Commitment

In connection with the Rangeland Acquisition, on November 3, 2012, Inergy Midstream obtained commitments (the “Bridge Commitment”) from Citigroup Global Markets, Inc. and J.P. Morgan Securities, LLC (acting alone or through or with their respective affiliates) to arrange a senior unsecured bridge facility (the “Bridge Facility”), in an aggregate amount up to $225 million and from each of JPMorgan Chase Bank, N.A. and Citibank, N.A. (or one of its affiliates) to provide 50% of the principal amount of the Bridge Facility. The Bridge Commitment will expire upon the earliest to occur of (i) consummation of the Rangeland Acquisition, (ii) termination of the Securities Purchase Agreement, and (iii) 5:00 p.m. Eastern Time, Daylight or Standard, as applicable) on February 3, 2013, unless the FTC or the DOJ issues a Second Request (each as defined in the Securities Purchase Agreement) then on May 3, 2013 if the closing of the Rangeland Acquisition shall not have occurred by such time. The guarantors under the Bridge Facility will be Rangeland and the current guarantors under Inergy Midstream’s existing revolving facility.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits

(c)	Exhibits

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of November 3, 2012, among Rangeland Equity Holdings, LLC and Inergy Midstream, L.P.

10.1	Common Unit Purchase Agreement, dated as of November 3, 2012, among Inergy Midstream, L.P. and the Purchasers named therein

99.1	Press Release dated November 5, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	Inergy GP, LLC, Its General Partner

Date: November 5, 2012	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President – General Counsel

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